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                                                                     EXHIBIT 16


                             MOORE STEPHENS, P.C.
                         Certified Public Accountants
                              331 Madison Avenue
                              New York NY 10017


July 10, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of the Amended Form 8-K dated April 18, 2002 of ITS Networks, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that item. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Very truly yours,

                                       Moore Stephens, P.C.